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                                                                     EXHIBIT 2.3

                          SHAREHOLDER VOTING AGREEMENT


         This SHAREHOLDER VOTING AGREEMENT ("AGREEMENT") is entered into this
     day of               , 2000 by and between John W. Paulson, Benson K.
Whitney and Timothy Bajarin (collectively, the "NOMINATORS"), Coda Music Technology, Inc. ("CODA") and certain shareholders and option and warrant holders (collectively, the "Shareholders") of Net4Music S.A., a French corporation ("NET4MUSIC"), as listed on Schedule A, which schedule is attached hereto and incorporated into this Agreement. The Nominators and the Shareholders are sometimes collectively referred to herein as "PARTIES."

                                    RECITALS

                  WHEREAS, the Shareholders and the Nominators desire to provide for the appointment and election of certain directors to the Board of Directors of Coda as set forth in this Agreement;

                                    AGREEMENT

         NOW, THEREFORE, the Parties hereby agree, represent and warrant as follows:

1. Voting Agreement.

         (a) Each Shareholder agrees to take all action necessary, including, without limitation, the voting of the shares of stock of Coda beneficially held by such Shareholder, other than shares of stock deemed to be beneficially owned by reason of an option or warrant held by such Shareholder, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors of Coda, the waiving of notice and the attending of meetings, so as to cause at least one-third of the members of the Coda Board of Directors to be at all times comprised of persons designated by the Nominators.

         (b) The Nominators shall provide to Coda the names of the persons they have jointly designated as their designees to the Coda Board of Directors within 15 days of receipt by the Nominators of a notice from Coda that a meeting of the shareholders of Coda is to be held in which directors shall be elected. Coda shall provide the Nominators with written notice of the intention to call a meeting of the shareholders of Coda at which directors shall be elected at least 20 days prior to any public announcement of, or public distribution of information relating to, such meeting. Coda agrees to submit the Nominators' designees to its shareholders for a vote and to take all action reasonably necessary in connection with such submission.

         (c) Any designee of the Nominators who shall become a member of the Coda Board of Directors and is not a Party to this Agreement as a Nominator shall become a


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Party to this Agreement as a Nominator without the consent of any of the
Shareholders or Coda, and shall execute a counterpart signature page to this Agreement.

         (d) Coda and each Shareholder who is a member of the Coda Board of Directors agrees to take any action reasonably necessary to ensure that at least one member of Coda's Compensation Committee and one member of Coda's Audit Committee is a Nominator.



2. Termination. This Agreement shall terminate on the earlier of (i) the second anniversary of the date of this Agreement or (ii) the sale of all or substantially all of the assets of Coda, or the merger or consolidation or other transaction that would result in shareholders of Coda immediately prior to the transaction owning less than 50% of the shares of the surviving corporation after the transaction. The rights and obligations of this Agreement shall terminate with respect to an individual Nominator at such time as such Nominator is no longer a member of the Board of Directors of Coda; provided, however, that such Nominator's successor, who is appointed by the Board of Directors at the request of the remaining Nominators, shall become a Party to this Agreement as a Nominator without the consent of any of the Shareholders or Coda, and shall execute a counterpart signature page to this Agreement.


3. Transfer of Shares. The obligations of the Shareholders under this Agreement shall terminate will respect to the Coda shares that they transfer to unrelated third parties, in the public market or in a distribution to such Shareholder's equity owners, if such Shareholder is an entity.

4. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties (including transferees of any shares of common stock, except as provided in paragraph 3 above). Nothing in this Agreement, expressed or implied, is intended to confer upon any Party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota.

6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8. Notices. Unless otherwise provided, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii) when sent by facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) ten (10) days after deposit in the mail system of the jurisdiction of


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the sender or (iv) two (2) days after deposit with a nationally recognized overnight courier. All such notices and other communications shall be sent to the addresses reflected on the signature pages hereof, or at such other address as a Party may designate by ten (10) days advance written notice to the other Parties.

9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Nominators, Coda and the holders of at least a majority of the shares of Coda common stock beneficially held by the Shareholders at the time of the amendment or waiver. Any complete or partial waiver by the Nominators of their rights under Section 1 as to a specific election or removal of directors shall not apply to subsequent elections or removals of directors.

9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

10. Entire Agreement. This Agreement constitutes the complete and final agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date above first written.

CODA MUSIC TECHNOLOGY, INC.



By
  ---------------------------------------------------
Its
   --------------------------------------------------


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NOMINATORS:


--------------------------------------     -------------------------------------
John W. Paulson                            Timothy Bajarin


--------------------------------------
Benson K. Whitney



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SHAREHOLDERS:


--------------------------------------
Individuals:


--------------------------------------
(Printed Name)



--------------------------------------
(Signature)



--------------------------------------
(Printed Name of Joint Owner or Spouse)



--------------------------------------
(Signature of Joint Owner or Spouse)


Entities:



--------------------------------------
(Printed Name of Entity)



By
  ------------------------------------
Its
   -----------------------------------

Address:

--------------------------------------

--------------------------------------






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                                   SCHEDULE A

                                  SHAREHOLDERS


Claude Poletti
Francois Duliege
Benoist Grossmann
William Avery
Patrick Revenu
Martin Velasco
Viventures
Viventures FCPR
PLS Ventures Partners
InnovaFrance FCPI
InnovaFrance 99 FCPI
FCPI SOGE Innovation
FCPI SOGE Innovation 2
FCPI SGAM Innovation 1
FGII
Turenne FCPI Jet Innovation1
Turenne Holding
Genevest Consulting S.A.
Sequoia Investments Limited
Avenir Finance Partners











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